Exhibit 99
           Nordson's Earnings Rebound in Fourth-Quarter, Fiscal Year;
                      Strong Recovery in Orders Continues
    WESTLAKE, Ohio, Dec. 11 /PRNewswire-FirstCall/ -- Nordson Corporation (Nasdaq: NDSN) today reported fourth-quarter fiscal 2003 sales of $189 million compared with $179 million for the same period of the prior year. Sales volume was up nearly 1 percent, with favorable currency effects contributing an additional 5 percent to the overall sales gain.
    On a diluted basis, fourth-quarter earnings per share were $.39, a 44 percent increase over the prior year before the effect of an inventory write-down in 2002. Diluted earnings per share were $.04 in the prior-year quarter after the inventory write-down of $11 million, or $.23 per share.
    Fourth-quarter sales volume for the Advanced Technology segment was up
11 percent while volume for the Adhesive Dispensing business was up nominally. Finishing segment sales volume was down 8 percent. On a geographic basis, volume in Japan and the Pacific South region was up 21 percent and 36 percent, respectively. North America experienced a 9 percent volume decline while volume in Europe was down 4 percent from last year.
    Annual sales for the fiscal year, which ended on November 2, were $667 million, up 3 percent from $648 million in fiscal 2002. A sales volume decline of 3 percent was more than offset by a 6 percent increase in sales tied to favorable currency effects. On a diluted basis, earnings per share for the year were $1.04 compared with $.66 in 2002. As noted above, last year's results included the effect of an inventory write-down of $11 million, or $.23 per share.
    Backlog at year-end amounted to $61.2 million compared with $45.4 million at the end of fiscal 2002.
    "I am pleased by Nordson's strong performance during the fourth quarter. Orders and backlog improved at double-digit rates from the prior year, and sales volumes grew, reversing the downward trend seen in the first nine months," stated Edward P. Campbell, president and chief executive officer. "Nordson's new product and business development programs, aided by a rebound in the global manufacturing sector and the weakening dollar, drove sales and earnings growth in the quarter. Moreover, the improvement in order rates during the fourth quarter gives us optimism that the trend in economic recovery will continue into 2004."
    "Our operational focus on lean-enterprise management coupled with strong earnings led to a healthy cash flow which was used to reduce debt. We are now in a position to selectively pursue acquisitions with above-average earnings potential," Campbell added.
    As previously announced, Nordson will pay a first-quarter 2004 cash dividend of $0.155 per common share on January 6, 2004, to shareholders of record on December 15, 2003. Nordson raised its dividend in fiscal 2003 and is one of only 21 U.S. companies that have increased their annual dividend for 40 consecutive years.
    Nordson will broadcast its fourth-quarter conference call on the investor relations page of the company's Web site, www.nordson.com , on Thursday, December 11, at 2:00 p.m. EST. For those unable to listen to the live broadcast, a replay will be available for 14 days after the event.
    Information about Nordson's investor relations and shareholder services is available from Barbara Price, manager of shareholder relations, at
(440) 414-5344.
    Except for the historical information and comparisons contained herein, statements included in this release may constitute "forward-looking statements," as defined by The Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company's filings with the Securities and Exchange Commission that could cause actual results to differ materially.
    Nordson Corporation is the world's leading producer of precision dispensing equipment. Nordson systems apply adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations, helping customers meet quality, productivity and environmental targets. The company also manufactures technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has direct operations in 30 countries and 3,500 employees worldwide.
    A summary of sales, income and earnings is presented in the attached schedule.

                             NORDSON CORPORATION
                             FINANCIAL HIGHLIGHTS
             (Dollars in thousands except for per share amounts)
    FOURTH QUARTER PERIOD
    Period Ending November 2, 2003
    (Unaudited)

    CONSOLIDATED STATEMENT OF INCOME
                                          Fourth Quarter       Year-to-Date
                                          2003      2002      2003      2002
    Net sales                          $189,073  $179,036  $667,347  $647,756
    Cost of sales(A)                     87,169    95,232   301,566   310,542
    Selling & administrative expenses    77,258    76,101   295,157   281,696
    Severance and restructuring costs       403       949     2,028     2,499
    Operating profit                     24,243     6,754    68,596    53,019
    Interest expense - net               (4,102)   (5,148)  (17,174)  (20,789)
    Other income - net                     (237)      493     1,055       714
    Income before income taxes           19,904     2,099    52,477    32,944
    Income taxes                          6,568       693    17,317    10,872
    Net income                          $13,336    $1,406   $35,160   $22,072

    Return on sales                          7%        1%        5%        3%
    Return on average shareholders'
     equity                                 18%        2%       13%        8%

    (A) Includes $11,388 of inventory write-downs in the fourth quarter of 2002 and $191 of restructuring charges in the second quarter of 2002.

    Average common shares outstanding
     (000's)                             33,858    33,556    33,703    33,383
    Average common shares and common
     share equivalents (000's)           34,170    33,663    33,899    33,690
    Per share:
    Basic earnings                         $.39      $.04     $1.04      $.66
    Diluted earnings                       $.39      $.04     $1.04      $.66
    Dividends paid                        $.155      $.15     $.605      $.57

    CONSOLIDATED BALANCE SHEET
                                                  November 2,      November 3,
                                                     2003              2002
    Cash and marketable securities                  $6,972            $5,897
    Receivables                                    151,740           135,662
    Inventories                                     78,557            87,100
    Prepaid expenses                                40,101            45,914
         Total current assets                      277,370           274,573
    Property, plant & equipment - net              115,255           118,773
    Other assets                                   374,181           371,126
                                                  $766,806          $764,472
    Notes payable and debt due within one year     $67,324          $117,234
    Accounts payable and accrued liabilities       144,338           135,413
         Total current liabilities                 211,662           252,647
    Long-term debt                                 172,619           171,314
    Other liabilities                               82,416            71,621
    Total shareholders' equity                     300,109           268,890
                                                  $766,806          $764,472

    Other information:
    Employees                                        3,483             3,572
    Common shares outstanding (000's)               34,035            33,614

                             NORDSON CORPORATION
                             FINANCIAL HIGHLIGHTS
             (Dollars in thousands except for per-share amounts)

    FOURTH QUARTER PERIOD
    Period Ending November 2, 2003
    (Unaudited)
                                        Fourth Quarter    % Growth over 2002
    SALES BY BUSINESS SEGMENT           2003      2002   Volume Currency Total
    Adhesive dispensing &
     nonwoven fiber systems           $122,753  $115,438   0.4%   5.9%   6.3%
    Coating & finishing systems         29,896    31,123  -8.4%   4.5%  -3.9%
    Advanced technology systems         36,424    32,475  10.8%   1.4%  12.2%
    Total sales by business segment   $189,073  $179,036   0.8%   4.8%   5.6%

    OPERATING PROFIT BY BUSINESS        Fourth Quarter
     SEGMENT                            2003      2002

    Adhesive dispensing & nonwoven
     fiber systems                     $27,849   $24,687
    Coating & finishing systems          2,749     1,226
    Advanced technology systems          5,461     1,105
    Corporate                          (11,816)  (20,264)

    Total operating profit by
     business segment                  $24,243    $6,754

                                        Fourth Quarter   % Growth over 2002
    SALES BY GEOGRAPHIC REGION          2003      2002  Volume Currency Total
    North America                      $72,121   $78,097  -8.5%   0.8%  -7.7%
    Europe                              68,740    64,008  -4.0%  11.4%   7.4%
    Japan                               21,498    17,522  20.6%   2.1%  22.7%
    Pacific South                       26,714    19,409  35.5%   2.1%  37.6%
    Total Sales by Geographic Region  $189,073  $179,036   0.8%   4.8%   5.6%

                                         Fourth Quarter
    SELECTED SUPPLEMENTAL INFORMATION     2003     2002
    Depreciation and amortization        $7,606   $8,627
    Capital expenditures                 $3,078   $1,272
    Dividends paid                       $5,242   $5,031

                             NORDSON CORPORATION
                             FINANCIAL HIGHLIGHTS
             (Dollars in thousands except for per-share amounts)
    FOURTH QUARTER PERIOD
    Period Ending November 2, 2003
    (Unaudited)
                                       Year-to-Date      % Growth over 2002
    SALES BY BUSINESS SEGMENT         2003      2002    Volume Currency Total
    Adhesive dispensing &
     nonwoven fiber systems         $426,204  $413,082   -3.9%   7.1%    3.2%
    Coating & finishing systems      112,722   114,196   -6.3%   5.0%   -1.3%
    Advanced technology systems      128,421   120,478    4.4%   2.2%    6.6%
    Total sales by business segment $667,347  $647,756   -2.8%   5.8%    3.0%

    OPERATING PROFIT BY BUSINESS       Year-to-Date
     SEGMENT                          2003      2002
    Adhesive dispensing & nonwoven
     fiber systems                   $82,911   $84,916
    Coating & finishing systems        3,950       414
    Advanced technology systems       16,622     8,324
    Corporate                        (34,887)  (40,635)
    Total operating profit by
     business segment                $68,596   $53,019

                                       Year-to-Date      % Growth over 2002
    SALES BY GEOGRAPHIC REGION        2003      2002    Volume Currency Total
    North America                   $265,094  $296,466  -11.1%   0.5%  -10.6%
    Europe                           244,709   219,846   -3.5%  14.8%   11.3%
    Japan                             73,333    59,993   17.0%   5.2%   22.2%
    Pacific South                     84,211    71,451   17.3%   0.6%   17.9%
    Total Sales by Geographic
     Region                         $667,347  $647,756   -2.8%   5.8%    3.0%

                                        Year-to-Date
    SELECTED SUPPLEMENTAL INFORMATION  2003      2002
    Depreciation and amortization    $29,241   $29,487
    Capital expenditures              $7,563    $9,284
    Dividends paid                   $20,377   $19,011

SOURCE  Nordson Corporation
    -0-                             12/11/2003
    /CONTACT: Bruce Waffen of Nordson Corporation, +1-440-414-5610/ /Web site: http://www.nordson.com /
    (NDSN)
CO:  Nordson Corporation
ST:  Ohio
IN:  CST MAC
SU:  ERN CCA MAV DIV